[FILED PURSUANT TO RULE 433]
TERM SHEET

RALI SERIES 2005-QS1 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2005-QS1

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING CORPORATION
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

BEAR, STEARNS & CO., INC.
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (866) 803-9204.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT, CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT FOR THE OFFERED CERTIFICATES. THE INFORMATION IN THIS TERM SHEET IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE ANY OF THE OFFERED CERTIFICATES, SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET, THE TERM SHEET SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

This term sheet and the related term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

JANUARY 30, 2005

  IMPORTANT NOTICE ABOUT  INFORMATION  PRESENTED IN ANY FINAL TERM SHEET FOR ANY
      CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide information to you about the offered certificates in three or more separate documents that provide progressively more detail:

        - the related base prospectus, dated August 25, 2005, which provides general information, some of which may not apply to the offered certificates;

        - the term sheet supplement, dated January 9, 2006, which provides general information about series of certificates issued pursuant to the depositor's QS program, some of which may not apply to the offered certificates; and

        - this term sheet, which describes terms applicable to the classes of offered certificates described herein and provides a description of certain collateral stipulations regarding the mortgage loans and the parties to the transaction.


The registration statement to which this offering relates is Commission File Number 333-126732.


This term sheet provides a very general overview of certain terms of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a class of the offered certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The offered certificates are reflected in the table below.

THE INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE OFFERED CERTIFICATES, SUPERSEDES ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO SUCH CERTIFICATES. THE INFORMATION IN THIS TERM SHEET IS PRELIMINARY, AND IS SUBJECT TO COMPLETION OR CHANGE. THIS TERM SHEET IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES REFERRED TO IN THIS TERM SHEET AND TO SOLICIT AN OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED. THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE SUCH CERTIFICATES OR ANY SIMILAR SECURITY AND THE UNDERWRITER'S OBLIGATION TO DELIVER SUCH CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE UNDERWRITING AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH CERTIFICATES WHEN, AS AND IF ISSUED BY THE ISSUING ENTITY. YOU ARE ADVISED THAT THE TERMS OF THE OFFERED CERTIFICATES, AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR ANY REASON THE ISSUING ENTITY DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUER OF THE CERTIFICATES OR ANY OF ITS AFFILIATES PREPARED, PROVIDED, APPROVED OR VERIFIED ANY STATISTICAL OR NUMERICAL INFORMATION PRESENTED HEREIN, ALTHOUGH THAT INFORMATION MAY BE BASED IN PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUER OR ITS AFFILIATES.


RISK FACTORS

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class. The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet, the term sheet supplement and the related base prospectus for the offered certificates in the context of your financial situation and tolerance for risk. You should carefully consider, among other things, all of the applicable risk factors in connection with the purchase of any class of the offered certificates listed in the section entitled "Risk Factors" in the term sheet supplement.


                                     OFFERED CERTIFICATES
                         INITIAL                   INITIAL RATING
                        PRINCIPAL     PASS-THROUGH (FITCH/MOODY'S/
       CLASS             BALANCE         RATE          S&P)(1)             DESIGNATION
-------------------- ---------------- ------------ ---------------- ---------------------------
CLASS A SENIOR CERTIFICATES:
------------------------------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        A-1          $    1,200,000      5.75%       AAA/Aaa/AAA     Senior/Retail/Fixed Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        A-2          $    6,775,000      5.75%       AAA/Aaa/AAA      Senior/Senior Support/
                                                                          PAC/Fixed Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        A-3          $  108,134,000      5.75%       AAA/Aaa/AAA          Senior/ Super
                                                                      Senior/PAC/Fixed Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        A-4          $   17,636,000      5.75%       AAA/Aaa/AAA      Senior/ PAC/Fixed Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        A-5          $   86,970,608   Adjustable     AAA/Aaa/AAA    Senior/Companion/Floater/Adjustable
                                         Rate                                  Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        A-6          $   11,343,992   Adjustable     AAA/Aaa/AAA     Senior/Companion/Inverse
                                         Rate                        Floater/Adjustable Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        A-7          $   25,784,400      5.75%       AAA/Aaa/AAA    Senior/Lockout/Fixed Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        A-8          $   42,974,000   Adjustable     AAA/Aaa/AAA    Senior/Floater/Adjustable
                                         Rate                                  Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
                                                                         Senior/Interest
        A-9          $            0   Adjustable     AAA/Aaa/AAA           Only/Inverse
                                         Rate                        Floater/Adjustable Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        A-P          $    2,784,565      0.00%       AAA/Aaa/AAA      Senior/Principal Only
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        A-V          $            0    Variable      AAA/Aaa/AAA         Senior/Interest
                                         Rate                           Only/Variable Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
Total Class A        $  303,602,565
Certificates:
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
CLASS R SENIOR
CERTIFICATES:
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        R-I          $          100      6.00%       AAA/Aaa/AAA    Senior/Residual/Fixed Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
       R-II          $          100      6.00%       AAA/Aaa/AAA    Senior/Residual/Fixed Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
Total senior         $  303,602,765
certificates:
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ----------------
CLASS M
CERTIFICATES:
-------------------- ---------------- ------------ ----------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        M-1          $   10,525,500      6.00%        AA/NA/NA         Mezzanine/Fixed Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        M-2          $    3,238,400      6.00%         A/NA/NA         Mezzanine/Fixed Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        M-3          $    2,428,800      6.00%        BBB/NA/NA        Mezzanine/Fixed Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
Total Class M        $   16,192,700
Certificates:
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
Total offered        $  319,795,465
certificates:
-------------------- ---------------- ------------ ---------------- ---------------------------




-----------------------------------------------------------------------------------------------
                                 NON-OFFERED CERTIFICATES (2)
-----------------------------------------------------------------------------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
CLASS B
CERTIFICATES:
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        B-1          $     1,619,200     6.00%        BB/NA/NA        Subordinate/Fixed Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        B-2          $     1,295,400     6.00%         B/NA/NA        Subordinate/Fixed Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
        B-3          $     1,133,518     6.00%        NA/NA/NA        Subordinate/Fixed Rate
-------------------- ---------------- ------------ ---------------- ---------------------------
--------------------                               ---------------- ---------------------------
Total Class B        $     4,048,118
Certificates:
-------------------- ---------------- ------------ ---------------- ---------------------------
-------------------- ---------------- ------------ ---------------- ---------------------------
Total offered and    $   323,843,584
non-offered
certificates:

(1) See "Ratings" in this prospectus supplement.
(2) The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

OTHER INFORMATION:

    The aggregate initial certificate principal balance of the offered and non-offered certificates shown above may not equal the sum of the certificate principal balances of those certificates as listed above due to rounding. Only the offered certificates are offered for sale pursuant to the prospectus supplement and the related prospectus. The non-offered certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933.



CLASS A-5, CLASS A-6, CLASS A-8 AND CLASS A-9:

-------------------- ---------------- ----------------------- --------------- -----------------
Adjustable Rates:        Initial             Formula             Maximum          Minimum
-------------------- ---------------- ----------------------- --------------- -----------------
-------------------- ---------------- ----------------------- --------------- -----------------
Class A-5               5.20375%          LIBOR + 0.91%           6.50%            0.91%
-------------------- ---------------- ----------------------- --------------- -----------------
-------------------- ---------------- ----------------------- --------------- -----------------
Class A-6               9.93792%         42. 85666667% -       42.85666667%        0.00%
                                       (7.666667 multiplied
                                            by LIBOR)
-------------------- ---------------- ----------------------- --------------- -----------------
-------------------- ---------------- ----------------------- --------------- -----------------
Class A-8               4.64375%          LIBOR + 0.35%           7.50%            0.35%
-------------------- ---------------- ----------------------- --------------- -----------------
-------------------- ---------------- ----------------------- --------------- -----------------
Class A-9               2.85625%          7.15% - LIBOR           7.15%            0.00%
-------------------- ---------------- ----------------------- --------------- -----------------

The Class A-9 Certificates do not have a certificate principal balance. For the purpose of calculating interest payments, interest on the Class A-9 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class A-8 Certificates immediately prior to the related distribution date, which is initially equal to approximately $42,974,000.

CLASS A-V CERTIFICATES:

    Variable  Rate:  The  interest  rate  payable  with respect to the Class A-V
Certificates varies according to the weighted average of the excess of the mortgage rate on each mortgage loan, net of the applicable servicing fee rate and subservicing fee rate, over 6.00%. On each monthly distribution date, holders of Class A-V Certificates will be entitled to receive interest at a rate equal to the current weighted average of the mortgage rates on the mortgage loans minus the applicable servicing fee rate, subservicing fee rate and 6.00%, provided that the interest rate will not be less than zero.

    The Class A-V Certificates do not have a principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount equal to the aggregate stated principal balance of the mortgage loans, which is initially equal to approximately $323,843,584. The stated principal balance of any mortgage loan as of any date is equal to its scheduled principal balance as of the cut-off date, reduced by all principal payments received with respect to such mortgage loan that have been previously distributed to certificateholders and any losses realized with respect to such mortgage loan that have been previously allocated to certificateholders. In addition, if a mortgage loan has been modified the stated principal balance would be increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with such modification.

PAY RULES

The Senior Principal Distribution Amount will be distributed as described clause
(a)(iii) under "Principal Distributions on the Senior Certificates" in the Term Sheet Supplement in the following priority:

(A) first, to the Class R-I Certificates and Class R-II Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

               (B) second, the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clause
           (a)(ii)(A) above shall be distributed concurrently as follows:

                   (a) 85.7142857143% of any remaining amount in the following manner and priority:

                       (1) first, to the Lockout Certificates, until the Certificate Principal Balance of the Lockout Certificates has been reduced to zero, an amount equal to the Lockout Percentage of the Lockout Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Certificates (other than the Class A-P Certificates)) of the aggregate of the collections described in clauses (i), (ii), (iii), (iv) and
                     (v) (net of amounts set forth in clause (vi)) of the definition of the Senior Principal Distribution Amount, without application of the Senior Percentage or the Senior Accelerated Distribution Percentage; provided, however, that if the aggregate of the amounts set forth in clauses
                     (i), (ii), (iii), (iv) and (v) (net of amounts set forth in clause (vi)) of the definition of Senior Principal Distribution Amount is more than the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and the Class A-P Principal Distribution Amount have been distributed, the amount paid to the Lockout Certificates pursuant to this clause
                     (a)(ii)(B)(a)(1) shall be reduced by an amount equal to the Lockout Certificates' pro rata share (based on the Certificate Principal Balance of the Lockout Certificates relative to the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates)) of such difference;

                       (2) second,  any remaining amount to the Class A-2, Class
                    A-3 and Class A-4 Certificates, until the Certificate Principal Balances thereof have been reduced to the Aggregate Planned Principal Balance for that distribution date, in the following manner and priority:

                            a. first,  to the Class A-2  Certificates  and Class
                          A-3 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

                            b. second, to the Class A-4 Certificates,  until the
                          Certificate Principal Balance thereof has been reduced to zero;

                       (3) third, any remaining amount to the Class A-5 Certificates and Class A-6 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

                       (4) fourth,  any remaining amount to the Class A-2, Class
                    A-3 and Class A-4 Certificates without regard to the Aggregate Planned Principal Balance for that distribution date, in the following manner and priority:

                            a. first,  to the Class A-2  Certificates  and Class
                          A-3 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

                            b. second, to the Class A-4 Certificates,  until the
                          Certificate Principal Balance thereof has been reduced to zero;

                       (5)  fifth,   any  remaining  amount  to  the  Class  A-1
                    Certificates,   until  the  Certificate   Principal  Balance
                    thereof has been reduced to zero; and

                       (6) sixth,  any remaining  amount any remaining amount to
                    the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(b) 14.2857142857% of any remaining amount to the Class A-8 Certificates until the Certificate Principal Balance thereof has been reduced to zero.


LOCKOUT PERCENTAGE--For any distribution date occurring prior to the distribution date in February 2011, 0%. For any distribution date occurring after the first five years following the closing date, a percentagedetermined as follows:

o for any distribution date during the sixth year after the closing date, 30%;

o for any distribution date during the seventh year after the closing date, 40%;

o for any distribution date during the eighth year after the closing date, 60%;

o for any distribution date during the ninth year after the closing date, 80%; and

o       for any distribution date thereafter, 100%.

        The following table sets forth for each distribution date the Aggregate Planned Principal Balances for the PAC Certificates.

        THERE IS NO ASSURANCE THAT SUFFICIENT FUNDS WILL BE AVAILABLE ON ANY DISTRIBUTION DATE TO REDUCE THE CERTIFICATE PRINCIPAL BALANCES OF THE PAC
CERTIFICATES TO THE RELATED AGGREGATE PLANNED PRINCIPAL BALANCE, OR THAT DISTRIBUTIONS WILL NOT BE MADE IN EXCESS OF THOSE AMOUNTS FOR THAT DISTRIBUTION DATE.

   AGGREGATE PLANNED PRINCIPAL BALANCE
                     AGGREGATE PLANNED
DISTRIBUTION DATE  PRINCIPAL BALANCE FOR
                  LASS A-2, CLASS A-3 AND
                 CCLASS A-4 CERTIFICATES

  Initial Balance  $132,545,000.00
  February 2006     130,727,831.27
  March 2006        128,921,646.00
  April 2006        127,126,549.01
  May 2006          125,342,474.11
  June 2006         123,569,355.50
  July 2006         121,807,127.78
  August 2006       120,055,725.95
  September 2006    118,315,085.41
  October 2006      116,585,141.96
  November 2006     114,865,831.77
  December 2006     113,157,091.42
  January 2007      111,458,857.86
  February 2007     109,771,068.45
  March 2007        108,093,660.90
  April 2007        106,426,573.32
  May 2007          104,769,744.19
  June 2007         103,123,112.38
  July 2007         101,486,617.10
  August 2007        99,860,197.97
  September 2007     98,243,794.94
  October 2007       96,637,348.37
  November 2007      95,040,798.94
  December 2007      93,454,087.73
  January 2008       91,877,156.15
  February 2008      90,309,945.99
  March 2008         88,752,399.38
  April 2008         87,204,458.80
  May 2008           85,666,067.11
  June 2008          84,137,167.49
  July 2008          82,617,703.47
  August 2008        81,107,618.95
  September 2008     79,606,858.14
  October 2008       78,115,365.62
  November 2008      76,633,086.28
  December 2008      75,159,965.37
  January 2009       73,695,948.48
  February 2009      72,240,981.50
  March 2009         70,795,010.68
  April 2009         69,357,982.59
  May 2009           67,929,844.12
  June 2009          66,510,542.51
  July 2009          65,100,025.30
  August 2009        63,698,240.35
  September 2009     62,305,135.86
  October 2009       60,920,660.31
  November 2009      59,544,762.55
  December 2009      58,177,391.69
  January 2010       56,818,497.18
  February 2010      55,468,028.79
  March 2010         54,125,936.57
  April 2010         52,792,170.89
  May 2010           51,466,682.43
  June 2010          50,149,422.17
  July 2010          48,840,341.37
  August 2010        47,539,391.63
  September 2010     46,246,524.81
  October 2010       44,961,693.09
  November 2010      43,684,848.93
  December 2010      42,415,945.08
  January 2011       41,154,265.49
  February 2011      39,984,037.18
  March 2011         38,821,439.40
  April 2011         37,666,426.12
  May 2011           36,518,951.57
  June 2011          35,378,970.27
  July 2011          34,246,437.01
  August 2011        33,121,306.86
  September 2011     32,003,535.17
  October 2011       30,893,077.57
  November 2011      29,789,889.94
  December 2011      28,693,928.45
  January 2012       27,605,149.53
  February 2012      26,597,470.45
  March 2012         25,612,643.66
  April 2012         24,650,211.29
  May 2012           23,709,724.22
  June 2012          22,790,741.92
  July 2012          21,892,832.35
  August 2012        21,015,571.70
  September 2012     20,158,544.33
  October 2012       19,321,342.56
  November 2012      18,503,566.53
  December 2012      17,704,824.06
  January 2013       16,924,730.52
  February 2013      16,299,222.46
  March 2013         15,688,937.32
  April 2013         15,093,550.49
  May 2013           14,512,743.88
  June 2013          13,946,205.75
  July 2013          13,393,630.62
  August 2013        12,854,719.12
  September 2013     12,329,177.91
  October 2013       11,816,719.52
  November 2013      11,317,062.28
  December 2013      10,829,930.17
  January 2014       10,355,052.71
  February 2014      10,010,611.19
  March 2014          9,674,654.01
  April 2014          9,346,991.89
  May 2014            9,027,439.56
  June 2014           8,715,815.61
  July 2014           8,411,942.50
  August 2014         8,115,646.40
  September 2014      7,826,757.16
  October 2014        7,545,108.21
  November 2014       7,270,536.53
  December 2014       7,002,882.53
  January 2015        6,741,989.99
  February 2015       6,585,884.79
  March 2015          6,432,781.40
  April 2015          6,282,622.89
  May 2015            6,135,353.41
  June 2015           5,990,918.16
  July 2015           5,849,263.35
  August 2015         5,710,336.22
  September 2015      5,574,085.01
  October 2015        5,440,458.90
  November 2015       5,309,408.05
  December 2015       5,180,108.24
  January 2016        5,050,095.94
  February 2016       4,922,639.16
  March 2016          4,797,688.76
  April 2016          4,675,196.52
  May 2016            4,555,115.14
  June 2016           4,437,398.23
  July 2016           4,322,000.26
  August 2016         4,208,876.57
  September 2016      4,097,983.35
  October 2016        3,989,277.64
  November 2016       3,882,717.26
  December 2016       3,778,260.85
  January 2017        3,675,867.84
  February 2017       3,575,498.43
  March 2017          3,477,113.56
  April 2017          3,380,674.93
  May 2017            3,286,144.96
  June 2017           3,193,486.80
  July 2017           3,102,664.27
  August 2017         3,013,641.91
  September 2017      2,926,384.91
  October 2017        2,840,859.14
  November 2017       2,757,031.10
  December 2017       2,674,867.96
  January 2018        2,594,337.48
  February 2018       2,515,408.06
  March 2018          2,438,048.68
  April 2018          2,362,228.93
  May 2018            2,287,918.96
  June 2018           2,215,089.52
  July 2018           2,143,711.88
  August 2018         2,073,757.89
  September 2018      2,005,199.92
  October 2018        1,938,010.86
  November 2018       1,872,164.13
  December 2018       1,807,633.67
  January 2019        1,744,393.88
  February 2019       1,682,419.68
  March 2019          1,621,686.47
  April 2019          1,562,170.09
  May 2019            1,503,846.87
  June 2019           1,446,693.59
  July 2019           1,390,687.46
  August 2019         1,335,806.13
  September 2019      1,282,027.69
  October 2019        1,229,330.62
  November 2019       1,177,693.86
  December 2019       1,127,096.70
  January 2020        1,077,518.86
  February 2020       1,028,940.44
  March 2020            981,341.92
  April 2020            934,704.15
  May 2020              889,008.35
  June 2020             844,236.10
  July 2020             800,369.34
  August 2020           757,390.34
  September 2020        715,281.73
  October 2020          674,026.45
  November 2020         633,607.80
  December 2020         594,009.36
  January 2021          555,215.07
  February 2021         517,209.13
  March 2021            479,976.08
  April 2021            443,500.74
  May 2021              407,768.23
  June 2021             372,763.96
  July 2021             338,473.60
  August 2021           304,883.12
  September 2021        271,978.74
  October 2021          239,746.96
  November 2021         208,174.54
  December 2021         177,248.47
  January 2022          146,956.02
  February 2022         117,284.70
  March 2022             88,222.25
  April 2022             59,756.65
  May 2022               31,876.12
  June 2022               4,569.09

CERTAIN TRANSACTION INFORMATION

UNDERWRITER:

     Bear, Stearns & Co., Inc. will purchase the Class A Certificates (other than the Class A-V and Class A-P Certificates) and the Class R Certificates (other than a de minimis portion thereof) on the closing date, subject to the satisfaction of the conditions set forth in the underwriting agreement.

SIGNIFICANT SERVICERS:

     Servicers that may subservice 10% or more by principal amount of the mortgage loans include HomeComings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding, and National City Mortgage Corporation.

SIGNIFICANT ORIGINATORS:

     Originators that originated 10% or more of the mortgage loans include Homecomings Financial Network, Inc. and National City Mortgage Corporation.

CUT-OFF DATE:                January 1, 2006.

CLOSING DATE:                On January 30, 2006.

DISTRIBUTION DATE:

     25th of each month, or the next business day if such day is not a business day, commencing February 2006.

ASSUMED FINAL
DISTRIBUTION DATES:

     The distribution date in January 2036. The actual final distribution date could be substantially earlier.

FORM OF CERTIFICATES:

     Book-entry:  Class  A,  Class  A-P,  Class  A-V and  Class M  Certificates.
     Physical: Class R Certificates.

MINIMUM DENOMINATIONS:

     Investors may hold the beneficial interests in the Class A Certificates, other than any class of Interest Only Certificates, Class A-1, Class M-1 Certificates, Class A-P Certificates or class of Class A Certificates as otherwise provided in this paragraph, in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1 in excess thereof. The Class A-1 Certificates will be issued in minimum denominations representing an original principal amount of $1,000 and integral multiples of $1 in excess thereof. Class M-2 and Class M-3 Certificates in minimum denominations of $250,000 and integral multiples of $1 in excess thereof. Class A-V and any other class of Interest Only
     Certificates: $2,000,000 notional amount. Class R Certificates: 20% percentage interests.

SENIOR CERTIFICATES:

     Class A, Class A-P, Class A-V and Class R Certificates.

SUBORDINATE CERTIFICATES:

     Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3. The Subordinate Certificates will provide credit enhancement to the Senior Certificates.

ERISA:

     Subject to the considerations contained in the term sheet supplement, the Class A and Class M Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts assets. Sales of the Class R Certificates to such plans or retirement accounts are prohibited, except as permitted in "ERISA Considerations" in the term sheet supplement.

     See "ERISA Considerations" in the term sheet supplement and in the related base prospectus.

SMMEA:

     When issued the offered certificates rated in at least the second highest rating category by one of the rating agencies will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, and the remaining classes of certificates will not be "mortgage related securities" for purposes of SMMEA.

     See "Legal Investment" in the term sheet supplement and "Legal Investment Matters" in the related base prospectus.

TAX STATUS:

     For federal income tax purposes, the depositor will elect to treat the portion of the trust consisting of the related mortgage loans and certain other segregated assets as one or more real estate mortgage investment conduits. The offered certificates, other than the Class R Certificates, will represent ownership of regular interests in a real estate mortgage investment conduit and generally will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates for any series will represent residual interests in a real estate mortgage investment conduit.

     For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see "Material Federal Income Tax Consequences" in the term sheet supplement and in the related base prospectus.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     General principles underlying priority of distributions among the offered certificates are set forth under "Description of the Certificates--Glossary of Terms," "--Interest Distributions," "--Principal Distributions on the Senior Principal Certificates," "--Principal Distributions on the Class M Certificates" and, if applicable, "--Principal Distributions on Certain Classes of Insured Certificates" in the term sheet supplement.